UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022 (August 9, 2022)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sales Agreement

On August 9, 2022, Quotient Limited (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC, as sales agent and/or principal (“Cowen”), pursuant to which the Company may issue and sell from time to time up to an aggregate of $16 million of the Company’s ordinary shares, of no par value per share (the “Shares”), through or to Cowen acting as our agent or principal.

The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (File No. 333-248235) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on August 21, 2020, amended on September 2, 2020, and declared effective by the SEC on September 4, 2020, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on August 9, 2022.

Sales of the Shares, if any, pursuant to the Sales Agreement, may be made by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Global Market, or any other existing trading market for the Company’s ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions with the Company’s consent at market prices prevailing at the time of sale or prices related to such prevailing market prices, and/or any other method permitted by law. Cowen will act as sales agent and/or principal and will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and the Company.

The Company has no obligation to sell any of the Shares under the Sales Agreement, and may at any time suspend offers under the Sales Agreement upon proper notice to Cowen or terminate the Sales Agreement upon ten days’ written notice. The Company intends to use the proceeds of the offering to continue the commercialization of MosaiQ, as well as for working capital, operating expenses and other general corporate purposes.

The Sales Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act.

Under the terms of the Sales Agreement, the Company will pay Cowen a commission equal to 3% of the gross proceeds of the Shares sold through it under the Sales Agreement. In addition, the Company has agreed to pay certain expenses incurred by Cowen in connection with the offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The above description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

1.1	Sales Agreement, dated as of August 9, 2022, between Quotient Limited and Cowen and Company, LLC.

5.1	Opinion of Carey Olsen regarding the legality of the ordinary shares.

8.1	Opinion of Clifford Chance US LLP regarding certain tax matters.

23.1	Consent of Carey Olsen (included in Exhibit 5.1 above).

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1 above).

104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 9, 2022

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name: Manuel O. Méndez
Title: Chief Executive Officer